Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 12, 2016 (except for Note 16, as to which the date is September 27, 2016), relating to the consolidated financial statements of Nutanix, Inc. and its subsidiaries appearing in the Registration Statement No. 333-20871.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

September 27, 2016